THE ALPINE GROUP, INC.
                             ONE MEADOWLANDS PLAZA
                                   SUITE 200
                       EAST RUTHERFORD, NEW JERSEY 07073


FOR IMMEDIATE RELEASE
COMPANY CONTACT:
STEVEN S. ELBAUM
CHAIRMAN AND CHIEF EXECUTIVE
(201) 549-4400


    THE ALPINE GROUP, INC. COMPLETES PRIVATE PLACEMENT OF PREFERRED STOCK, COMMENCES EXCHANGE OFFER AND ANNOUNCES PROPOSED RIGHTS OFFERING

EAST RUTHERFORD, N.J., JUNE 23, 2003 - The Alpine Group, Inc. (OTC Bulletin
Board: ALPG.OB) today announced that it had completed a private placement of shares of a new issue of Series A Convertible Preferred Stock to its directors and certain of its officers for $380 per share, or an aggregate of $3.1 million. The proceeds of this offering will be used to repay indebtedness and for general corporate purposes. The Series A Convertible Preferred Stock will bear an annual dividend of $30.40, will be convertible into 691 shares of Alpine Common Stock beginning on the earlier of the date of completion of the rights offering referred to below and March 31, 2004 and, unless converted, will be redeemed by Alpine during the three-year period commencing on December 31, 2009.

         Alpine also announced that it had commenced an exchange offer whereby the holders of its Common Stock may exchange their shares for a new issue of Alpine's 6% Subordinated Notes. Alpine's stockholders will be offered the opportunity to exchange 40 shares of Common Stock for $50 principal amount of these notes.

         Alpine further announced that, after the completion of this exchange offer, it intends to offer to holders of its Common Stock the right to subscribe for shares of Series A Convertible Preferred Stock in proportion to their ownership of Common Stock. Pursuant to this proposed offer holders of Common Stock, for each 500 shares, will be offered a right to purchase one share of Series A Convertible Preferred Stock. Also,

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pursuant to the offer the purchase price per share and other terms of the preferred stock issue will be the same as that purchased by the directors and officers in the private placement referred to above. This rights offering will only be made pursuant to an effective registration statement to be filed with the SEC by Alpine, covering the shares of Series A Preferred Stock to be offered upon exercise of rights.

         Steven S. Elbaum, Chairman of the Board and Chief Executive Officer of Alpine, stated that "since its December 2002 acquisition of Essex Electric Inc., Alpine has repositioned that company's strategy and initiated a restructuring and consolidation of its operations with the objectives of achieving profitability and reducing debt. As announced today, Alpine has supplemented its capital base with the completion of a private placement of convertible preferred stock. At this juncture in its investment cycle and given the 2002 delisting of Alpine from the New York Stock Exchange, we believe it is appropriate to provide stockholders with the choice of (i) exiting their investment in Alpine Common Stock by exchanging shares of Common Stock for a 6% Subordinated Note, (ii) purchasing additional equity by subscribing to a rights offering of convertible preferred stock on the same terms as the private placement or (iii) doing neither (i) nor (ii). This range of alternatives is designed to provide our stockholders with investment choices that can be evaluated in the light of market conditions and their respective goals."

         The Alpine Group, Inc., headquartered in New Jersey, is a holding company which owns 100% of Essex Electric Inc. and DNE Systems, Inc. Essex Electric Inc. is a leading manufacturer of a broad range of copper electrical wire for residential, commercial and industrial buildings for sale to electrical distributors and retailers. DNE Systems Inc. is a designer and manufacturer of communications equipment, integrated access devices and other electronic equipment for defense, government and commercial applications.

         Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, prediction and timing of


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customer orders, the impact of competitive products and pricing, changing economic conditions, including changes in short-term interest rates and foreign currency fluctuations, and other risk factors detailed in Superior's most recent annual report and other filings with the Securities and Exchange Commission.

                                     * * * *

THE SECURITIES REFERRED TO ABOVE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION THEREUNDER OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SECURITIES OF ALPINE. ALPINE HAS FILED A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SECURITIES AND EXCHANGE COMMISSION. THE TENDER OFFER STATEMENT (INCLUDING AN OFFERING CIRCULAR, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) CONTAINS IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE EXCHANGE OFFER.

THE OFFERING CIRCULAR, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER DOCUMENTS WILL BE SENT TO ALL HOLDERS OF ALPINE COMMON STOCK, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING THE OFFERING CIRCULAR, THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION) ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV.